News Release

Aflac Incorporated Announces Second Quarter Results,
Reports Second Quarter Net Earnings of $599 Million,
Declares Third Quarter Dividend

COLUMBUS, Ga. - August 5, 2025 - Aflac Incorporated (NYSE: AFL) today reported its second quarter results.

Total revenues were $4.2 billion in the second quarter of 2025, compared with $5.1 billion in the second quarter of 2024, primarily due to net investment losses of $421 million this quarter compared to net investment gains of $696 million in the second quarter of 2024. Net earnings were $599 million, or $1.11 per diluted share, compared with $1.8 billion, or $3.10 per diluted share a year ago.

Net earnings in the second quarter of 2025 included net investment losses of $421 million, or $0.78 per diluted share, compared with net investment gains of $696 million, or $1.23 per diluted share a year ago. These net investment losses were driven by net losses of $452 million on certain derivatives and foreign currency activities; $58 million of current expected credit losses (CECL); impairments of $6 million; and net losses from sales and redemptions of $3 million; offset by a $98 million gain from an increase in the fair value of equity securities.

Adjusted earnings* in the second quarter were $957 million, compared with $1.0 billion in the second quarter of 2024, reflecting a decrease of 7.5%. Adjusted earnings per diluted share* decreased 2.7% to $1.78 in the quarter. Variable investment income ran $35 million below the company's long-term return expectations. Net investment income included $35 million, or $0.05 per share, from a make-whole call of a security in the Japan segment. The stronger yen/dollar exchange rate positively impacted adjusted earnings per share by $0.04.

The average yen/dollar exchange rate in the second quarter of 2025 was 144.60, or 7.7% stronger than the average rate of 155.70 in the second quarter of 2024. For the first six months, the average exchange rate was 148.32, or 2.7% stronger than the rate of 152.30 a year ago.

Shareholders’ equity was $27.2 billion, or $50.86 per share, at June 30, 2025, compared with $26.0 billion, or $46.40 per share, at June 30, 2024. Shareholders’ equity at the end of the second quarter included a cumulative increase of $5.6 billion for the effect of the change in discount rate assumptions on insurance reserves, compared with a corresponding cumulative increase of $1.4 billion at June 30, 2024 and a net unrealized loss on investment securities and derivatives of $1.8 billion, compared with a net unrealized gain of $379 million at June 30, 2024. Shareholders’ equity at the end of the second quarter also included an unrealized foreign currency translation loss of $4.3 billion, compared with an unrealized foreign currency translation loss of $5.1 billion at June 30, 2024. The annualized return on average shareholders’ equity in the second quarter was 9.0%.

For the first six months of 2025, total revenues were down 28.5% to $7.6 billion, compared with $10.6 billion in the first half of 2024. Net earnings were $628 million, or $1.16 per diluted share, compared with $3.6 billion, or $6.35 per diluted share, for the first six months of 2024. Adjusted earnings for the first half of 2025 were $1.9 billion, or $3.43 per diluted share, compared with $2.0 billion, or $3.49 per diluted share, in 2024. Excluding the positive impact of $0.03 per share from the stronger yen/dollar exchange rate, adjusted earnings per diluted share decreased 2.3% to $3.41 for the first six months of 2025.

Shareholders’ equity excluding AOCI (or adjusted book value*) was $27.7 billion, or $51.78 per share at June 30, 2025, compared with $29.3 billion, or $52.26 per share, at June 30, 2024. Adjusted book value excluding foreign currency remeasurement* was $23.6 billion, or $44.17 per share at June 30, 2025, compared with $23.6 billion, or $41.98 per share, at June 30, 2024. The annualized adjusted return on equity excluding foreign currency remeasurement* in the second quarter was 16.4%.

AFLAC JAPAN

In yen terms, Aflac Japan's net earned premiums were ¥254.6 billion for the quarter, or 4.8% lower than a year ago, mainly due to internal cancer reinsurance transactions, as well as limited-pay policies reaching paid-up status. Adjusted net investment income decreased 10.5% to ¥101.1 billion primarily due to lower floating rate income and the impact from foreign currency on USD investments in yen terms. Total adjusted revenues in yen declined 6.2% to ¥357.5 billion. Pretax adjusted earnings in yen for the quarter declined 15.0% on a reported basis to ¥114.3 billion, primarily due to the decline in revenue and an increase in expenses, partially offset by lower benefits. Pretax adjusted earnings decreased 11.5% on a currency-neutral basis. The pretax adjusted profit margin for the Japan segment was 32.0%, compared with 35.3% a year ago.

For the first six months, net earned premiums in yen were ¥511.0 billion, or 4.9% lower than a year ago. Adjusted net investment income decreased 9.1% to ¥190.4 billion. Total adjusted revenues in yen were down 6.0% to ¥704.0 billion. Pretax adjusted earnings were ¥224.3 billion, or 12.1% lower than a year ago.

In dollar terms, net earned premiums increased 2.7% to $1.8 billion in the second quarter. Adjusted net investment income decreased 3.6% to $699 million. Total adjusted revenues increased by 1.0% to $2.5 billion. Pretax adjusted earnings declined 8.6% to $790 million.

For the first six months, net earned premiums in dollars were $3.4 billion, or 2.5% lower than a year ago. Adjusted net investment income decreased 6.5% to $1.3 billion. Total adjusted revenues were down 3.6% to $4.7 billion. Pretax adjusted earnings were $1.5 billion, or 9.7% lower than a year ago. As a result, the pretax adjusted profit margin for the Japan segment was 31.9%, compared with 34.1% a year ago.

For the quarter, total new annualized premium sales (sales) increased 23.2% to ¥20.7 billion, or $143 million, primarily reflecting strong sales of Miraito, the new cancer insurance product. For the first six months, sales increased 18.7% to ¥34.8 billion, or $236 million.

AFLAC U.S.

Aflac U.S. net earned premiums increased 3.4% to $1.5 billion in the second quarter compared to the prior year, reflecting improved sales and persistency. Adjusted net investment income decreased 5.0% to $207 million, primarily due to lower floating rate income. Total adjusted revenues were up 2.6% to $1.7 billion. Pretax adjusted earnings were $388 million, 1.3% higher than a year ago, reflecting higher premiums, which were partially offset by increased benefits, lower net investment income and higher expenses. As a result, the pretax adjusted profit margin for the U.S. segment was 22.5%, compared with 22.7% a year ago.

For the first six months, net earned premiums increased 2.6% to $3.0 billion. Adjusted net investment income decreased 3.5% to $409 million. Total adjusted revenues were up 1.9% to $3.4 billion. Pretax adjusted earnings were $746 million, or 0.9% higher than a year ago. As a result, the pretax adjusted profit margin for the U.S. segment was 21.6%, compared with 21.8% a year ago.

Aflac U.S. sales increased 2.7% in the quarter to $340 million, primarily benefiting from sales of group life and disability products. For the first half of the year, total new sales increased 3.1% to $649 million.

CORPORATE AND OTHER

For the quarter, total adjusted revenues increased 34.9% to $336 million compared to the prior year. Internal reinsurance activity in the fourth quarter of 2024 drove an increase in both net earned premiums and adjusted net investment income. A lower volume of tax credit investments also contributed to higher adjusted net investment income. Total benefits and adjusted expenses increased $90 million compared to the prior year primarily due to reinsurance activity, higher costs pertaining to business operations, and higher interest expense. Pretax adjusted earnings were a gain of $20 million, compared with a gain of $23 million a year ago.

For the first six months, total adjusted revenues increased 33.2% to $662 million. Pretax adjusted earnings were a gain of $63 million, compared with a gain of $21 million a year ago.

DIVIDEND AND CAPITAL RETURNED TO SHAREHOLDERS

The board of directors declared the third quarter dividend of $0.58 per share, payable on September 2, 2025 to shareholders of record at the close of business on August 20, 2025.

In the second quarter, Aflac Incorporated deployed $829 million in capital to repurchase 7.9 million of its common shares. At the end of June 2025, the company had 30.9 million remaining shares authorized for repurchase.

OUTLOOK

Commenting on the company’s results, Aflac Incorporated Chairman and Chief Executive Officer Daniel P. Amos stated: "Aflac delivered solid earnings for the quarter and the first six months. We have continued to actively concentrate on generating profitable growth in the U.S. and Japan with distribution strategies and refreshed products. We believe our strategy will continue to create long-term value for shareholders.

"Looking at our operations in Japan, I am pleased with Aflac Japan’s 23.2% year-over-year sales increase and ongoing strong premium persistency. The strong sales were driven largely by sales of our newest cancer insurance product Miraito. We also continue to introduce the need for third sector protection to new and younger customers through our innovative first sector product Tsumitasu. Overall, I believe we have the right strategy to meet our customers' financial protection needs throughout their different life stages.

"In the U.S., I continue to be pleased with our premium persistency of 79.2%, in addition to our 3.4% increase in net earned premiums and 2.7% increase in sales. We are encouraged by the momentum we are seeing within all areas of our group business, especially our group life and disability as well as network dental. We continue to focus on more profitable growth through our stronger underwriting discipline and improving the productivity of agents and brokers. We are seeing improvement in net earned premiums and continue our prudent approach to expense management and maintaining a strong pretax margin.

"We continue to generate strong capital and cash flows while maintaining our commitment to prudent liquidity and capital management. We have been pleased with our investments, which have continued to produce strong net investment income. We treasure our 2024 milestone of 42 consecutive years of dividend increases and remain committed to extending this record, supported by our financial strength. We repurchased $829 million in shares for the quarter. We intend to continue our balanced approach of investing in growth and driving long-term operating efficiencies."

*See Non-U.S. GAAP Financial Measures section for an explanation of foreign exchange and its impact on the financial statements and definitions of the non-U.S. GAAP financial measures used in this earnings release, as well as a reconciliation of such non-U.S. GAAP financial measures to the most comparable U.S. GAAP financial measures.

ABOUT AFLAC INCORPORATED

Aflac Incorporated (NYSE: AFL), a Fortune 500 company, has helped provide financial protection and peace of mind for nearly seven decades to millions of policyholders and customers through its subsidiaries in the U.S. and Japan. In the U.S., Aflac is the No. 1 provider of supplemental health insurance products.1 In Japan, Aflac Life Insurance Japan is the leading provider of cancer and medical insurance in terms of policies in force. The company takes pride in being there for its policyholders when they need us most, as well as being included in the World’s Most Ethical Companies by Ethisphere for 19 consecutive years (2025) and Fortune’s World’s Most Admired Companies for 24 years (2025). In addition, the company became a signatory of the Principles for Responsible Investment (PRI) in 2021 and has been included in the Dow Jones Sustainability North America Index (2024) for 11 years. To find out how to get help with expenses health insurance doesn't cover, get to know us at aflac.com or aflac.com/español. Investors may learn more about Aflac Incorporated and its commitment to corporate social responsibility and sustainability at investors.aflac.com under “Sustainability.”

1 LIMRA 2024 U.S. Supplemental Health Insurance Total Market Report

A copy of Aflac’s financial supplement for the quarter can be found on the “Investors” page at aflac.com.
Aflac Incorporated will webcast its quarterly conference call via the “Investors” page of aflac.com at 8:00 a.m. (ET) on August 6, 2025.

Note: Tables within this document may not foot due to rounding.

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED INCOME STATEMENT
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

THREE MONTHS ENDED JUNE 30,	2025	2024	% Change
Total revenues	$4,160	$5,138	(19.0)%
Benefits and claims, net	2,010	1,921	4.6
Total acquisition and operating expenses	1,328	1,198	10.9
Earnings before income taxes	822	2,019	(59.3)
Income taxes	223	264
Net earnings	$599	$1,755	(65.9)%
Net earnings per share – basic	$1.12	$3.11	(64.0)%
Net earnings per share – diluted	1.11	3.10	(64.2)
Shares used to compute earnings per share (000):
Basic	536,688	564,573	(4.9)%
Diluted	538,425	566,838	(5.0)
Dividends paid per share	$0.58	$0.50	16.0%

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED INCOME STATEMENT
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

SIX MONTHS ENDED JUNE 30,	2025	2024	% Change
Total revenues	$7,558	$10,575	(28.5)%
Benefits and claims, net	3,955	3,932	0.6
Total acquisition and operating expenses	2,636	2,453	7.5
Earnings before income taxes	967	4,190	(76.9)
Income taxes	339	556
Net earnings	$628	$3,634	(82.7)%
Net earnings per share – basic	$1.16	$6.38	(81.8)%
Net earnings per share – diluted	1.16	6.35	(81.7)
Shares used to compute earnings per share (000):
Basic	540,676	569,730	(5.1)%
Diluted	542,629	572,160	(5.2)
Dividends paid per share	$1.16	$1.00	16.0%

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED BALANCE SHEET
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AMOUNTS)

JUNE 30,	2025	2024	% Change
Assets:
Total investments and cash	$111,769	$107,629	3.8%
Deferred policy acquisition costs	9,296	8,550	8.7
Other assets	3,671	3,989	(8.0)
Total assets	$124,736	$120,168	3.8%
Liabilities and shareholders’ equity:
Policy liabilities	$78,904	$77,353	2.0%
Notes payable and lease obligations	8,933	7,430	20.2
Other liabilities	9,699	9,338	3.9
Shareholders’ equity	27,200	26,047	4.4
Total liabilities and shareholders’ equity	$124,736	$120,168	3.8%
Shares outstanding at end of period (000)	534,809	561,369	(4.7)%

NON-U.S. GAAP FINANCIAL MEASURES

This document includes references to the Company’s financial performance measures which are not calculated in accordance with United States generally accepted accounting principles (U.S. GAAP) (non-U.S. GAAP). The financial measures exclude items that the Company believes may obscure the underlying fundamentals and trends in insurance operations because they tend to be driven by general economic conditions and events or related to infrequent activities not directly associated with insurance operations.

Due to the size of Aflac Japan, where the functional currency is the Japanese yen, fluctuations in the yen/dollar exchange rate can have a significant effect on reported results. In periods when the yen weakens, translating yen into dollars results in fewer dollars being reported. When the yen strengthens, translating yen into dollars results in more dollars being reported. Consequently, yen weakening has the effect of suppressing current period results in relation to the comparable prior period, while yen strengthening has the effect of magnifying current period results in relation to the comparable prior period. A significant portion of the Company’s business is conducted in yen and never converted into dollars but translated into dollars for U.S. GAAP reporting purposes, which results in foreign currency impact to earnings, cash flows and book value on a U.S. GAAP basis. Management evaluates the Company's financial performance both including and excluding the impact of foreign currency translation to monitor, respectively, cumulative currency impacts and the currency-neutral operating performance over time. The average yen/dollar exchange rate is based on the published MUFG Bank, Ltd. telegraphic transfer middle rate (TTM).

The company defines the non-U.S. GAAP financial measures included in this earnings release as follows:

•Adjusted earnings are adjusted revenues less benefits and adjusted expenses. Adjusted earnings per share (basic or diluted) are the adjusted earnings for the period divided by the weighted average outstanding shares (basic or diluted) for the period presented. The adjustments to both revenues and expenses account for certain items that are outside of management’s control because they tend to be driven by general economic conditions and events or are related to infrequent activities not directly associated with insurance operations. Adjusted revenues are U.S. GAAP total revenues excluding adjusted net investment gains and losses. Adjusted expenses are U.S. GAAP total acquisition and operating expenses including the impact of interest from derivatives associated with notes payable but excluding any non-recurring or other items not associated with the normal course of the Company’s insurance operations and that do not reflect the Company's underlying business performance. Management uses adjusted earnings and adjusted earnings per diluted share to evaluate the financial performance of the Company’s insurance operations on a consolidated basis and believes that a presentation of these financial measures is vitally important to an understanding of the underlying profitability drivers and trends of the Company’s insurance business. The most comparable U.S. GAAP financial measures for adjusted earnings and adjusted earnings per share (basic or diluted) are net earnings and net earnings per share, respectively.

•Adjusted earnings excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes. Adjusted earnings per diluted share excluding current period foreign currency impact is adjusted earnings excluding current period foreign currency impact divided by the weighted average outstanding diluted shares for the period presented. The Company considers adjusted earnings excluding current period foreign currency impact and adjusted earnings per diluted share excluding current period foreign currency impact important because a significant portion of the Company's business is conducted in Japan and foreign exchange rates are outside management’s control; therefore, the Company believes it is important to understand the impact of translating foreign currency (primarily Japanese yen) into U.S. dollars. The most comparable U.S. GAAP financial measures for adjusted earnings excluding current period foreign currency impact and adjusted earnings per diluted share excluding current period foreign currency impact are net earnings and net earnings per share, respectively.

•Adjusted return on equity is annualized adjusted earnings divided by average shareholders’ equity, excluding accumulated other comprehensive income (AOCI). Management uses adjusted return on equity to evaluate the financial performance of the Company’s insurance operations on a consolidated basis and believes that a presentation of this financial measure is vitally important to an understanding of the underlying profitability drivers and trends of the Company’s insurance business. The Company considers adjusted return on equity important as it excludes components of AOCI, which fluctuate due to market movements that are outside management's control. The most comparable U.S. GAAP financial measure for adjusted return on equity is return on average equity (ROE) as determined using annualized net earnings and average total shareholders’ equity.

•Adjusted return on equity excluding foreign currency remeasurement is annualized adjusted earnings divided by average shareholders’ equity, excluding both accumulated other comprehensive income and the cumulative (beginning January 1, 2021) foreign currency gains/losses associated with i) foreign currency remeasurement and ii) sales and redemptions of invested assets. The Company considers adjusted return on equity excluding foreign currency remeasurement important because it excludes both accumulated other comprehensive income and the cumulative foreign currency remeasurement gains/losses, which fluctuate due to market movements that are outside management's control. The most comparable U.S. GAAP financial measure for adjusted return on equity excluding foreign currency remeasurement is return on average equity as determined using annualized net earnings and average total shareholders’ equity.

•Amortized hedge costs/income represent costs/income incurred or recognized as a result of using foreign currency derivatives to hedge certain foreign exchange risks in the Company's Japan segment or in Corporate and other. These amortized hedge costs/income are estimated at the inception of the derivatives based on the specific terms of each contract and are recognized on a straight-line basis over the contractual term of the derivative. The Company believes that amortized hedge costs/income measure the periodic currency risk management costs/income related to hedging certain foreign currency exchange risks and are an important component of net investment income. There is no comparable U.S. GAAP financial measure for amortized hedge costs/income.

•Adjusted book value is the U.S. GAAP book value (representing total shareholders’ equity), less accumulated other comprehensive income as recorded on the U.S. GAAP balance sheet. Adjusted book value per common share is adjusted book value at the period end divided by the ending outstanding common shares for the period presented. The Company considers adjusted book value and adjusted book value per common share important as they exclude accumulated other comprehensive income, which fluctuates due to market movements that are outside management’s control. The most comparable U.S. GAAP financial measures for adjusted book value and adjusted book value per common share are total book value and total book value per common share, respectively.

•Adjusted book value excluding foreign currency remeasurement is the U.S. GAAP book value (representing total shareholders’ equity), less accumulated other comprehensive income as recorded on the U.S. GAAP balance sheet and excluding the cumulative (beginning January 1, 2021) foreign currency gains/losses associated with i) foreign currency remeasurement and ii) sales and redemptions of invested assets. Adjusted book value excluding foreign currency remeasurement per common share is adjusted book value excluding foreign currency remeasurement at the period end divided by the ending outstanding common shares for the period presented. The Company considers adjusted book value excluding foreign currency remeasurement and adjusted book value excluding foreign currency remeasurement per common share important as they exclude both accumulated other comprehensive income and the cumulative foreign currency remeasurement gains/losses, which fluctuate due to market movements that are outside management's control. The most comparable U.S. GAAP financial measures for adjusted book value excluding foreign currency remeasurement and adjusted book value excluding foreign currency remeasurement per common share are total book value and total book value per common share, respectively.

•Adjusted net investment income is net investment income adjusted for i) amortized hedge cost/income related to foreign currency exposure management strategies and certain derivative activity, and ii) net interest income/expense from foreign currency and interest rate derivatives associated with certain investment strategies, which are reclassified from net investment gains and losses to net investment income. The Company considers adjusted net investment income important because it provides a more comprehensive understanding of the costs and income associated with the Company’s investments and related hedging strategies. The most comparable U.S. GAAP financial measure for adjusted net investment income is net investment income.

•Adjusted net investment gains and losses are net investment gains and losses adjusted for i) amortized hedge cost/income related to foreign currency exposure management strategies and certain derivative activity, ii) net interest income/expense from foreign currency and interest rate derivatives associated with certain investment strategies, which are both reclassified to net investment income, and iii) the impact of interest from derivatives associated with notes payable, which is reclassified to interest expense as a component of total adjusted expenses. The Company considers adjusted net investment gains and losses important as it represents the remainder amount that is considered outside management’s control, while excluding the components that are within management’s control and are accordingly reclassified to net investment income and interest expense. The most comparable U.S. GAAP financial measure for adjusted net investment gains and losses is net investment gains and losses.

RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(UNAUDITED – IN MILLIONS, EXCEPT FOR PER-SHARE AMOUNTS)

THREE MONTHS ENDED JUNE 30,	2025	2024	% Change

Net earnings	$599	$1,755	(65.9)%

Items impacting net earnings:
Adjusted net investment (gains) losses	377	(749)
Other and non-recurring (income) loss	—	—
Income tax (benefit) expense on items excluded from adjusted earnings	(19)	29

Adjusted earnings	957	1,035	(7.5)%
Current period foreign currency impact [1]	(23)	N/A
Adjusted earnings excluding current period foreign currency impact [2]	$934	$1,035	(9.8)%

Net earnings per diluted share	$1.11	$3.10	(64.2)%

Items impacting net earnings:
Adjusted net investment (gains) losses	0.70	(1.32)
Other and non-recurring (income) loss	—	—
Income tax (benefit) expense on items excluded from adjusted earnings	(0.04)	0.05

Adjusted earnings per diluted share	1.78	1.83	(2.7)%
Current period foreign currency impact [1]	(0.04)	N/A
Adjusted earnings per diluted share excluding current period foreign currency impact [2]	$1.73	$1.83	(5.5)%

1    Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.
2    Amounts excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes.

RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(UNAUDITED – IN MILLIONS, EXCEPT FOR PER-SHARE AMOUNTS)

SIX MONTHS ENDED JUNE 30,	2025	2024	% Change

Net earnings	$628	$3,634	(82.7)%

Items impacting net earnings:
Adjusted net investment (gains) losses	1,301	(1,758)
Other and non-recurring (income) loss	53	2
Income tax (benefit) expense on items excluded from adjusted earnings	(119)	118

Adjusted earnings	1,863	1,996	(6.7)%
Current period foreign currency impact [1]	(15)	N/A
Adjusted earnings excluding current period foreign currency impact [2]	$1,848	$1,996	(7.4)%

Net earnings per diluted share	$1.16	$6.35	(81.7)%

Items impacting net earnings:
Adjusted net investment (gains) losses	2.40	(3.07)
Other and non-recurring (income) loss	0.10	—
Income tax (benefit) expense on items excluded from adjusted earnings	(0.22)	0.21

Adjusted earnings per diluted share	3.43	3.49	(1.7)%
Current period foreign currency impact [1]	(0.03)	N/A
Adjusted earnings excluding current period foreign currency impact [2]	$3.41	$3.49	(2.3)%

1    Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.
2    Amounts excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes.

RECONCILIATION OF NET INVESTMENT (GAINS) LOSSES TO ADJUSTED NET INVESTMENT (GAINS) LOSSES
(UNAUDITED – IN MILLIONS)

THREE MONTHS ENDED JUNE 30,	2025	2024	% Change

Net investment (gains) losses	$421	$(696)	(160.5)%

Items impacting net investment (gains) losses:
Amortized hedge costs	(11)	(7)
Amortized hedge income	30	34
Net interest income (expense) from derivatives associated with certain investment strategies	(64)	(89)
Impact of interest from derivatives associated with notes payable[1]	—	9

Adjusted net investment (gains) losses	$377	$(749)	(150.3)%
1    Amounts are included with interest expenses that are a component of adjusted expenses.

RECONCILIATION OF NET INVESTMENT INCOME TO ADJUSTED NET INVESTMENT INCOME
(UNAUDITED – IN MILLIONS)

THREE MONTHS ENDED JUNE 30,	2025	2024	% Change

Net investment income	$1,081	$1,095	(1.3)%

Items impacting net investment income:
Amortized hedge costs	(11)	(7)
Amortized hedge income	30	34
Net interest income (expense) from derivatives associated with certain investment strategies	(64)	(89)

Adjusted net investment income	$1,036	$1,033	0.3%

RECONCILIATION OF NET INVESTMENT (GAINS) LOSSES TO ADJUSTED NET INVESTMENT (GAINS) LOSSES
(UNAUDITED – IN MILLIONS)

SIX MONTHS ENDED JUNE 30,	2025	2024	% Change

Net investment (gains) losses	$1,384	$(1,647)	(184.0)%

Items impacting net investment (gains) losses:
Amortized hedge costs	(18)	(13)
Amortized hedge income	60	62
Net interest income (expense) from derivatives associated with certain investment strategies	(129)	(177)
Impact of interest from derivatives associated with notes payable[1]	4	17

Adjusted net investment (gains) losses	$1,301	$(1,758)	(174.0)%
1    Amounts are included with interest expenses that are a component of adjusted expenses.

RECONCILIATION OF NET INVESTMENT INCOME TO ADJUSTED NET INVESTMENT INCOME
(UNAUDITED – IN MILLIONS)

SIX MONTHS ENDED JUNE 30,	2025	2024	% Change

Net investment income	$2,036	$2,095	(2.8)%

Items impacting net investment income:
Amortized hedge costs	(18)	(13)
Amortized hedge income	60	62
Net interest income (expense) from derivatives associated with certain investment strategies	(129)	(177)

Adjusted net investment income	$1,949	$1,967	(0.9)%

RECONCILIATION OF U.S. GAAP BOOK VALUE TO ADJUSTED BOOK VALUE
(EXCLUDING FOREIGN CURRENCY REMEASUREMENT)
(UNAUDITED - IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

JUNE 30,	2025	2024	% Change
U.S. GAAP book value	$27,200	$26,047
Less:
Unrealized foreign currency translation gains (losses)	(4,282)	(5,091)
Unrealized gains (losses) on securities and derivatives	(1,845)	379
Effect of changes in discount rate assumptions	5,594	1,425
Pension liability adjustment	42	(5)
Total AOCI	(491)	(3,292)
Adjusted book value	$27,691	$29,339
Less:
Foreign currency remeasurement gains (losses)	4,069	5,770
Adjusted book value excluding foreign currency remeasurement	$23,622	$23,569

Number of outstanding shares at end of period (000)	534,809	561,369

U.S. GAAP book value per common share	$50.86	$46.40	9.6%
Less:
Unrealized foreign currency translation gains (losses) per common share	(8.01)	(9.07)
Unrealized gains (losses) on securities and derivatives per common share	(3.45)	0.68
Effect of changes in discount rate assumptions per common share	10.46	2.54
Pension liability adjustment per common share	0.08	(0.01)
Total AOCI per common share	(0.92)	(5.86)
Adjusted book value per common share	$51.78	$52.26	(0.9)%
Less:
Foreign currency remeasurement gains (losses) per common share	7.61	10.28
Adjusted book value excluding foreign currency remeasurement per common share	$44.17	$41.98	5.2%

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO ADJUSTED ROE
(EXCLUDING IMPACT OF FOREIGN CURRENCY)

THREE MONTHS ENDED JUNE 30,	2025	2024
U.S. GAAP ROE - Net earnings[1]	9.0%	28.3%
Impact of excluding unrealized foreign currency translation gains (losses)	(1.5)	(4.8)
Impact of excluding unrealized gains (losses) on securities and derivatives	(0.5)	0.7
Impact of excluding effect of changes in discount rate assumptions	1.6	—
Impact of excluding pension liability adjustment	—	—
Impact of excluding AOCI	(0.4)	(4.1)
U.S. GAAP ROE - less AOCI	8.6	24.2
Differences between adjusted earnings and net earnings[2]	5.1	(9.9)
Adjusted ROE - reported	13.7	14.3
Impact of excluding gains (losses) associated with foreign currency remeasurement[3]	2.7	3.2
Adjusted ROE, excluding foreign currency remeasurement	16.4	17.5

1    U.S. GAAP ROE is calculated by dividing net earnings (annualized) by average shareholders' equity.
2    See separate reconciliation of net income to adjusted earnings.
3    Impact of gains/losses associated with foreign currency remeasurement is calculated by excluding the cumulative (beginning January 1, 2021) foreign currency gains/losses associated with i) foreign currency remeasurement and ii) sales and redemptions of invested assets. The impact is the difference of adjusted return on equity - reported compared with adjusted return on equity, excluding from shareholders' equity, gains/losses associated with foreign currency remeasurement.

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO ADJUSTED ROE
(EXCLUDING IMPACT OF FOREIGN CURRENCY)

SIX MONTHS ENDED JUNE 30,	2025	2024
U.S. GAAP ROE - Net earnings[1]	4.7%	30.3%
Impact of excluding unrealized foreign currency translation gains (losses)	(0.8)	(4.9)
Impact of excluding unrealized gains (losses) on securities and derivatives	(0.2)	0.8
Impact of excluding effect of changes in discount rate assumptions	0.7	(0.6)
Impact of excluding pension liability adjustment	—	—
Impact of excluding AOCI	(0.3)	(4.7)
U.S. GAAP ROE - less AOCI	4.4	25.6
Differences between adjusted earnings and net earnings[2]	8.7	(11.5)
Adjusted ROE - reported	13.1	14.0
Impact of excluding gains (losses) associated with foreign currency remeasurement[3]	2.8	2.9
Adjusted ROE, excluding foreign currency remeasurement	15.9	16.9

1    U.S. GAAP ROE is calculated by dividing net earnings (annualized) by average shareholders' equity.
2    See separate reconciliation of net income to adjusted earnings.
3    Impact of gains/losses associated with foreign currency remeasurement is calculated by excluding the cumulative (beginning January 1, 2021) foreign currency gains/losses associated with i) foreign currency remeasurement and ii) sales and redemptions of invested assets. The impact is the difference of adjusted return on equity - reported compared with adjusted return on equity, excluding from shareholders' equity, gains/losses associated with foreign currency remeasurement.

EFFECT OF FOREIGN CURRENCY ON ADJUSTED RESULTS[1]
(SELECTED PERCENTAGE CHANGES, UNAUDITED)

THREE MONTHS ENDED JUNE 30, 2025	Including Currency Changes	Excluding Currency Changes[2]
Net earned premiums[3]	4.4%	0.0%
Adjusted net investment income[4]	0.3	(1.5)
Total benefits and expenses	7.3	3.0
Adjusted earnings	(7.5)	(9.8)
Adjusted earnings per diluted share	(2.7)	(5.5)

1Refer to previously defined adjusted earnings and adjusted earnings per diluted share.
2Amounts excluding currency changes were determined using the same foreign currency exchange rate for the current period as the comparable period in the prior year, which eliminates dollar-based fluctuations driven solely from currency rate changes.
3Net of reinsurance
4Refer to previously defined adjusted net investment income.

EFFECT OF FOREIGN CURRENCY ON ADJUSTED RESULTS[1]
(SELECTED PERCENTAGE CHANGES, UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2025	Including Currency Changes	Excluding Currency Changes[2]
Net earned premiums[3]	1.0%	(0.4)%
Adjusted net investment income[4]	(0.9)	(1.6)
Total benefits and expenses	2.6	1.3
Adjusted earnings	(6.7)	(7.4)
Adjusted earnings per diluted share	(1.7)	(2.3)

1Refer to previously defined adjusted earnings and adjusted earnings per diluted share.
2Amounts excluding currency changes were determined using the same foreign currency exchange rate for the current period as the comparable period in the prior year, which eliminates dollar-based fluctuations driven solely from currency rate changes.
3Net of reinsurance
4Refer to previously defined adjusted net investment income.

FORWARD-LOOKING INFORMATION

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” to encourage companies to provide prospective information, so long as those informational statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. Aflac Incorporated (the Parent Company) and its subsidiaries (collectively with the Parent Company, the Company) desire to take advantage of these provisions. This document contains cautionary statements identifying important factors that could cause actual results to differ materially from those projected herein, and in any other statements made by Company officials in communications with the financial community and contained in documents filed with the Securities and Exchange Commission (SEC). Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Furthermore, forward-looking information is subject to numerous assumptions, risks and uncertainties. In particular, statements containing words such as “expect,” “anticipate,” “believe,” “goal,” “objective,” “may,” “should,” “estimate,” “intends,” “projects,” “will,” “assumes,” “potential,” “target,” "outlook" or similar words as well as specific projections of future results, generally qualify as forward-looking. The Company undertakes no obligation to update such forward-looking statements.

The company cautions readers that the following factors, in addition to other factors mentioned from time to time, could cause actual results to differ materially from those contemplated by the forward-looking statements:

•difficult conditions in global capital markets and the economy, including inflation
•defaults and credit downgrades of investments
•global fluctuations in interest rates and exposure to significant interest rate risk
•concentration of business in Japan
•limited availability of acceptable yen-denominated investments
•foreign currency fluctuations in the yen/dollar exchange rate
•differing interpretations applied to investment valuations
•significant valuation judgments in determination of expected credit losses recorded on the Company's investments
•decreases in the Company's financial strength or debt ratings
•decline in creditworthiness of other financial institutions
•the Company's ability to attract and retain qualified sales associates, brokers, employees, and distribution partners
•deviations in actual experience from pricing and reserving assumptions
•ability to continue to develop and implement improvements in information technology systems and on successful execution of revenue growth and expense management initiatives
•interruption in telecommunication, information technology and other operational systems, or a failure to maintain the security, confidentiality, integrity or privacy of sensitive data residing on such systems, and uncertainty regarding the impact of the incident involving unauthorized access to the Company’s network in June 2025
•subsidiaries' ability to pay dividends to the Parent Company
•inherent limitations to risk management policies and procedures
•operational risks of third-party vendors
•tax rates applicable to the Company may change
•failure to comply with restrictions on policyholder privacy and information security
•extensive regulation and changes in law or regulation by governmental authorities
•competitive environment and ability to anticipate and respond to market trends
•catastrophic events, including, but not limited to, as a result of climate change, epidemics, pandemics, tornadoes, hurricanes, earthquakes, tsunamis, war or other military action, major public health issues, terrorism or other acts of violence, and damage incidental to such events
•ability to protect the Aflac brand and the Company's reputation
•ability to effectively manage key executive succession
•changes in accounting standards
•level and outcome of litigation or regulatory inquiries
•allegations or determinations of worker misclassification in the United States

Analyst and investor contact - David A. Young, 706.596.3264; 800.235.2667 or dyoung@aflac.com

Media contact - Ines Gutzmer, 762.207.7601 or igutzmer@aflac.com